Exhibit 99.1
Cash Systems, Inc. Announces Fourth Quarter and Full Year 2007 Unaudited Financial Results
Amends Senior Secured Notes
Board Authorizes Pursuit of Strategic Alternatives
Las Vegas, March 17, 2008 — Cash Systems, Inc. (NASDAQ: CKNN), a provider of cash access solutions for the gaming industry, today announced fourth quarter and full year 2007 financial results.
Fourth quarter 2007 and subsequent company highlights include:
•	The approval of the Company’s powercash operating system by the Gaming Laboratories International Inc. (GLI).

•	The introduction of powercash at Fantasy Springs Resort Casino.

•	The signing of a Letter of Intent to provide Cash Systems’ powercash product to American Gaming Group LLC’s first casino project, The Wildwood Casino. Cash Systems also announced that it had secured an agreement to provide its full line of cash access services including all-in-1atm services, casinopc for cash advance services, and ecash checking to The Wildwood Casino.

•	The announcement that powercash is compatible with and will be available on the Bally Technologies, Inc.’s (NYSE: BYI) new iVIEW™ Display Manager™ (DM).

•	A new multi-year contract with Gold River Casino where Cash Systems will provide its full line of cash access services including all-in-1atm services, casinopc for cash advance services, and ecash checking.

•	An extension of the multi-year contract with Choctaw Nation of Oklahoma for its Choctaw Casinos and the addition of another Choctaw Casino location where Cash Systems will provide its casinopc for cash advance services, ecash checking and full service booth operation.
Fourth Quarter Financial Results
Revenue for the fourth quarter was $26.1 million, an increase of 4%, compared to $25.1 million in the fourth quarter of fiscal 2006.
The Company reported a loss from operations of ($4.3) million, which included bad debt expense of ($4.1) million related to an increase in the volume of returned checks in the check guarantee business and a ($450) thousand non-cash impairment charge related to the low probability of renewal of a contract at an IGS location, in the fourth quarter of fiscal 2007. This compares to income from operations of $1.2 million in fiscal 2006. Net loss was ($5.6) million, or ($0.31) per diluted share, compared to net loss of ($5.2) million or ($0.29) per diluted share, in the fourth quarter of 2006.
Michael Rumbolz, President and Chief Executive Officer of Cash Systems, Inc. stated, “With our current set of product innovations, we are very confident in our technology path, and we are continuing to make progress with powercash and are encouraged by customer feedback. Based on our product advancement combined with some of the limitations of our capital structure, the Board of Directors has determined to explore strategic alternatives to maximize shareholder value.”
Fiscal 2007 Financial Results
Revenue for fiscal 2007 was $104.9 million, an increase of 9.6%, compared to $95.7 million in fiscal 2006. The Company reported a loss from operations of ($5.8) million, which includes ($5.4) million in bad debt expense and ($1.1) million for our check guarantee service related to an increase in returned checks, compared to a loss from operations of ($4.3) million in the prior year. Net loss was ($15.4) million, which included a ($4.3) million loss on extinguishment of debt, compared to ($10.0) million in fiscal 2006. The Company reported net loss per diluted share of ($0.84), compared to net loss of earnings per diluted share of ($0.57) in the prior year.
Amendment and Exchange of Senior Secured Notes
On March 14, 2008, the Company entered into a Second Amendment and Exchange Agreement (the “Amendment”) with respect to its outstanding senior secured convertible notes (the “Notes”). The Amendment includes an increase in the aggregate principal amount of the Notes to $24.2 million from $22 million, a decrease in the conversion price to $2.51 and warrant strike price to $2.49, which may be further reduced by the note holders based on 120% of the volume weighted average trading price of the Company’s stock for the next 20 trading days. The amendment also states an increase in the aggregate principal amount of the Notes that the note holders may require the Company to redeem as of October 10, 2008 to $12.1 million from $8 million.
Board Authorized Pursuit of Strategic Alternatives
The Company also announced today that its Board of Directors has decided to explore strategic alternatives to maximize shareholder value. Deutsche Bank, which the Company engaged earlier this year to assist with strategic matters, will serve as the Company’s financial advisor in this process.
There can be no assurances that this process will result in any specific transaction. The Company does not intend to disclose developments regarding its exploration of strategic alternatives unless and until its Board of Directors approve a definitive transaction.
Annual Report on Form 10-K
In connection with the preparation and filing of the Annual Report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”), the Company expects its independent registered public accountants will indicate in their audit opinion that there is substantial doubt about the Company’s ability to continue as a going-concern. The qualification is primarily due to concerns as to the Company’s ability to generate or obtain liquidity to satisfy the right of the note holders to require the Company to redeem up to $12.1 million in principal amount of the Notes on October 10, 2008. Due to the extra time required for the Company to sign a note agreement amendment, the Company expects to file a Form 12b-25 to report its inability to file its Form 10-K by the initial filing deadline, March 17, 2008. Management anticipates the Form 10-K, along with the audited financial statements, will be filed on or prior to the 15th calendar day following the initial due date of the Form 10-K pursuant to Rule 12b-25 of the Securities Exchange Act of 1934, as amended.
Earnings Conference Call
The Company will conduct a conference call to discuss its fourth quarter and full year 2007 financial results on Monday, March 17, 2008 at 5:00 p.m. ET. A webcast of the call will be available by visiting the investor relations section of the company’s website at http://www.cashsystemsinc.com/ir. The call can also be accessed live over the phone by dialing (888) 271-8601or for international callers by dialing (913) 981-5560. A replay of the call will be available one hour after the call and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the pin number is 2649660. The replay will be available from March 17, 2008 through March 24, 2008.
About Cash Systems, Inc.
Cash Systems, Inc., located in Las Vegas, with additional offices in San Diego and Minneapolis, is a provider of cash-access and related services to the retail and gaming industries. Cash Systems’ products include its proprietary cash advance systems, ATMs and check cashing solutions. Please visit http://www.cashsystemsinc.com for more information.
This press release may contain forward-looking statements, including the Company’s beliefs about its business prospects and future results of operations. These statements involve risks and uncertainties. Among the important additional factors that could cause actual results to differ materially from those forward-looking statements are risks associated with the overall economic environment, the successful execution of the Company’s plan of operation, changes in the Company’s anticipated earnings, continuation of current contracts, gaming and other applicable regulations, and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Forms 10K and 10Q. In addition, the factors underlying Company forecasts are dynamic and subject to change and therefore those forecasts speak only as of the date they are given. The Company does not undertake to update any forecasts that it may make available to the investing public.
Contact:
Don Duffy
Integrated Corporate Relations
203-682-8200

Cash Systems, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
	2007	2006
ASSETS

CURRENT ASSETS
Cash	$16,617,643	$24,880,233
Restricted Cash	625,059
Current portion of prepaid commissions	394,096	285,019
Current portion of loans receivable	331,005	395,277
Settlements due from credit card processors	14,779,241	13,212,907
Settlements due from ATM processors	12,094,482	12,144,380
Other current assets	7,409,494	5,093,771

Total Current Assets	52,251,020	56,011,587

PROPERTY AND EQUIPMENT, NET	7,087,436	7,407,903

OTHER ASSETS
Goodwill	4,077,700	4,077,700
Intangible assets, net	4,289,024	6,060,448
Long-term prepaid commissions, net of current portion	385,876	640,722
Long-term loans receivable, net of current portion	265,504	86,564
Restricted cash	211,317	350,000
Other	308,061	1,880,624

Total Other Assets	9,537,482	13,096,058

TOTAL ASSETS	$68,875,938	$76,515,548

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Checks issued in excess of cash in bank	$15,205,390	$21,235,168
Short-term debt, net	12,100,000
Accounts payable — trade	1,754,781	4,059,972
Credit card cash advance fees payable	1,667,462	1,812,283
ATM commissions payable	2,028,940	1,946,749
Credit card chargebacks payable	326,563	102,403
Check cashing commissions payable	223,785	356,054
Other accrued expenses	23,395,403	12,902,828

Total Current Liabilities	56,702,324	42,415,457

LONG-TERM LIABILITIES
Long-term debt, net	9,900,000	19,258,386
Derivative warrant instrument	—	777,011

Total Liabilities	66,602,324	62,450,854

STOCKHOLDERS’ EQUITY
Common stock, par value of $0.001, 50,000,000 shares authorized, 18,776,913 and 17,991,413 shares issued, 18,446,163 and 17,923,913 shares outstanding	18,447	17,924
Additional paid-in capital	29,535,292	25,943,860
Accumulated deficit	(27,280,125)	(11,897,090)

Total Stockholders’ Equity	2,273,614	14,064,694

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$68,875,938	$76,515,548

Cash Systems, Inc.
Consolidated Statements of Operations
(Unaudited)

	Twelve Months Ended
	December 31,
	2007	2006	2005
Commissions on credit card cash advances, ATMs and check cashing services	$104,857,398	$95,736,615	$63,165,958

Operating expenses Commissions	59,989,237	52,910,661	31,520,324
Processing costs	18,186,612	18,108,006	14,292,699
Check cashing costs	6,626,288	4,060,656	4,870,436
Armored carrier services	1,104,755	795,034	536,121
Payroll, benefits and related taxes	11,954,436	11,180,077	8,751,192
Professional fees	1,240,366	2,105,741	2,430,129
Other general and administrative expenses	8,026,580	7,865,281	5,241,570
Depreciation and amortization	3,570,137	2,989,067	1,259,337

Total operating expenses	110,698,411	100,014,523	68,901,808

Loss from operations	(5,841,013)	(4,277,908)	(5,735,850)

Other income (expense)
Interest expense	(5,283,039)	(3,548,747)	(636,937)
Loss on extinguishment of debt	(4,338,087)
Interest and other income	79,104	96,057	250,113

Total other income (expense)	(9,542,022)	(3,452,690)	(386,824)

Loss before income taxes	(15,383,035)	(7,730,598)	(6,122,674)

Benefit from income taxes		2,287,814	(2,357,200)

Net Loss	$(15,383,035)	$(10,018,412)	$(3,765,474)

Net Loss per common share:
Basic	$(0.84)	$(0.57)	$(0.23)

Diluted	$(0.84)	$(0.57)	$(0.23)

Weighted average common shares outstanding:
Basic	18,352,603	17,577,650	16,606,335

Diluted	18,352,603	17,577,650	16,606,335

Cash Systems, Inc. and Subsidiaries
Consolidated Statement of Cash Flow
(Unaudited)

	Twelve Months Ended
	December 31,
	2007	2006	2005
Cash flows from operating activities:
Net loss	(15,383,035)	(10,018,412)	$(3,765,474)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation and amortization	3,570,137	2,989,067	1,259,337
Share-based compensation expense	854,372	703,678	260,350
Tax benefit associated with employee stock option exercises			393,950
Loss on extinguishment of debt	4,338,087
Amortization of debt issuance costs and original issue discount	318,035	171,264	5,031
Deferred income taxes		2,306,000	(2,767,000)
Change in interest receivable on loans receivable		25,281	(18,137)
Impairment of intangible asset	449,444
Change in reserve related to receivable from collection agency	5,314,193	820,212
Changes in operating assets and liabilities:
Related parties receivable			183,560
Prepaid commissions	(109,077)	216,324	(152,742)
Other receivables			645,006
Settlements due from credit card processors	(1,566,334)	(5,529,490)	638,396
Settlements due from ATM processors	49,898	(7,651,760)	(4,492,620)
Other current assets	(7,629,916)	(2,907,103)	(368,121)
Long-term prepaid commission	254,846	(299,703)	182,808
Restricted cash	(398,241)	(438,135)
Other assets	(23,096)	(171,618)
Accounts payable — trade	(2,305,191)	1,518,576	2,105,074
Credit card cash advance fees payable	(144,821)	953,220	204,027
ATM commissions payable	82,191	762,251	555,170
Credit card chargebacks payable	224,160	(123,781)	146,184
Check cashing commissions payable	(132,269)	250,970	2,283
Due to related party			(211,846)
Other accrued expenses	10,492,575	11,481,265	1,075,196

Cash flows used in operating activities	(1,744,042)	(4,941,894)	(4,119,568)

Cash flows from investing activities:
Purchase of certain assets of Indian Gaming Services	—	(12,369,202)
Purchases of property and equipment	(1,927,690)	(2,737,878)	(3,145,147)
Proceeds (advances) from loans receivable, net	(114,668)	414,952	1,296,318
Patent acquisition costs			(20,560)

Cash flows used in investing activities	(2,042,358)	(14,692,128)	(1,869,389)

Cash flows from financing activities:
Checks issued in excess of cash in bank	(6,029,778)	(533,692)	12,005,522
Line of credit — bank, net		(5,200,000)	5,139,631
Payment of debt issuance costs	(124,257)	(1,789,535)
Proceeds from long-term debt, net of debt issuance costs		20,000,000
Issuance of common stock, net of expenses		4,470,160
Exercise of stock options	1,765,980	1,701,250	1,363,529
Exercise of stock warrants		23,438	190,900

Cash flows provided from (used in) financing activities	(4,388,055)	18,671,621	18,699,582

Increase (Decrease) in cash	(8,174,455)	(962,401)	12,710,625

Cash, beginning of period	24,792,098	25,754,499	13,043,874

Cash, end of period	$16,617,643	$24,792,098	25,754,499

SUPPLEMENTAL CASH FLOWS INFORMATION:
Cash paid for financing costs and interest expense, net of amortization of original issue discount and debt issuance costs	$4,787,004	$2,985,128	$518,920
Cash received from income taxes		$287,452	$609,322

NONCASH INVESTING AND FINANCING ACTIVITIES:
Reclassification of warrant derivative liability to additional paid in capital	$777,011
Derivative warrant instrument		$777,011